Exhibit 10.84

PURCHASE AND ASSIGNMENT AGREEMENT

THIS PURCHASE AND ASSIGNMENT AGREEMENT (this “Agreement”) is entered into on December 28, 2015 by and between REDWOOD MANAGEMENT, LLC, REDWOOD FUND II LLC, AND REDWOOD FUND III LTD (collectively, the “Assignor”), and HUDSON STREET, LLC (the “Assignee”).

WHEREAS, Assignor is the legal and beneficial owner of those certain convertible debentures listed on Exhibit “A” attached hereto (the “Convertible Debentures”) issued by Medbox, Inc., a Nevada corporation (the “Issuer”). The Convertible Debentures were issued pursuant to the terms of the securities purchase agreements and “Transaction Documents” (as defined in such securities purchase agreement) entered into by the Issuer on July 21, 2014, as amended and supplemented from time to time, and on August 14, 2015 (the “Financing Documents”) with Redwood Management LLC, Redwood Fund II LLC, and Redwood Fund III Ltd; and

WHEREAS, Assignor desires to irrevocably sell and assign to Assignee, and Assignee desires to purchase and accept from Assignor, an aggregate of $1,039,773.82 of principal amount of Convertible Debentures as indicated on Exhibit “A” (the “Assigned Debentures”) in exchange for the sum of $1,351,705.97 (the “Purchase Price”). The Purchase Price will be paid in accordance with Section 2 hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment. On the date hereof, the Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, conveys, contributes and transfers (collectively, the “Assignment”) to the Assignee all of its right, title and interest to the Assigned Debentures. The Assignee accepts such Assignment. Among other things, the Assignee is acquiring all rights to convert the Assigned Debentures into the Issuer’s common stock (the “Common Shares”) in accordance with their terms. Contemporaneously with the execution and delivery of this Agreement, Assignor shall deliver to the Issuer written instructions (a) to record the transfer of the Assigned Debentures to the Asignee, and (b) to issue and deliver to the Assignee a convertible debenture payable to Assignee in an original principal amount equal to the amount of the Assigned Debentures and the same form and tenor of the Assigned Debentures (the “Hudson Debentures”). Notwithstanding the foregoing, the effectiveness of the assignment of the August 14, 2015 10% Convertible Debenture (the “August Debenture”) in the principal amount of $650,000 shall occur on the date that a post-effective amendment to the registration statement (File 333-207464) amending such registration statement to include, among other things, the Assignee as a selling shareholder of the August Debenture, is filed by the Issuer and declared effective by the U.S. Securities and Exchange Commission, or such earlier date as the Assignee may elect by written notice to the Assignor (the “Second Closing Date”).

2. Purchase Price. The Purchase Price shall be $1,351,705.97. The Assignee shall pay the Purchase Price to the Assignor as follows: (A) $506,705.97 of the Purchase Price shall be paid within one business days of the Assignee obtaining confirmations (to the sole and exclusive satisfaction of the Assignee) from its broker and clearing firms (i) that the Common Shares underlying the Hudson Debentures will be accepted for deposit in the Assignee’s brokerage accounts and (ii) approve the sale of the underlying Common Shares by the Assignee without restriction or delay, and (B) $845,000.00 of the Purchase Price shall be paid within one business day of the Second Closing Date. The Assignee may terminate this Agreement at any time prior to payment of the first portion of the Purchase Price without recourse to Assignor or any other party.

3. Additional Documents. The Assignor agrees to take such further action and to execute and deliver, or cause to be executed and delivered, any and all other documents which are, in the opinion of the Assignee or its counsel, necessary or desirable to carry out the terms and conditions of this Assignment.

4. Effective Date and Counterpart Signature. This Agreement shall be effective as of the date first written above. This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy, telefax, or scanned and sent via electronic mail in a commonly used format such as “.pdf” of a facsimile signature page shall be binding upon that party so confirming.

5. Representations and Warranties of the Assignee.

a) Organization: Authority. The Assignee is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Assignee of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignee. This Agreement, when executed and delivered by the Assignee, will constitute a valid and legally binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

b) Investment Experience: Access to Information and Preexisting Relationship. The Assignee (a) either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Assigned Debentures, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which the Issuer operates, (d) has had the opportunity to review such disclosure regarding the Issuer, its business, its financial condition and its prospects as the Assignee has determined to be necessary in connection with the Assignment of the Assigned Debentures.

c) Restrictions on Transfer. The Assignee understands that (a) the Assigned Debentures and the Common Stock underlying the Assigned Debentures have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any state, (b) the Assigned Debentures and the Common Stock underlying the Assigned Debentures are and will be “restricted securities” as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act (“Rule 144”), (c) the Assigned Debentures and the Common Stock underlying the Assigned Debentures may not be sold, pledged or otherwise transferred unless a registration statement for such transaction is effective under the Securities Act and any applicable state securities laws, or unless an exemption from such registration provisions is available with respect to such transaction, and (d) the the Assigned Debentures and the Common Stock underlying the Assigned Debentures may bear a standard Rule 144 restrictive legend.

d) General Solicitation. The Assignee is not accepting such Assignment as a result of any advertisement, article, notice or other communication regarding the Assigned Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

e) No Conflicts: Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Assignee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Assignee is a party. The Assignee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Assignment of the Assigned Debentures.

f) No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Assignee, threatened against the Assignee which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

g) Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by the Assignee of this Agreement and the consummation of the transactions contemplated hereby.

6. Representations, Warranties and Covenants of the Assignor. The Assignor hereby represents, warrants and covenants to the Assignee, each of the following, which representations, warranties and covenants are being relied upon by the Assignee in connection with the purchase and assignment of the Assigned Debentures. The Assignor expressly agrees that the Assignee has not investigated or verified, and has no duty to investigate or verify, the representations, warranties and covenants set forth herein.

a) Ownership. The Assignor is the sole and exclusive owner of the Assigned Debentures and is conveying to Assignee all of its right, title and interest to the Assigned Debentures, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in Assigned Debentures. The Assignor has not entered into any agreement to sell, assign or transfer any Assigned Debentures to any person or entity (other than to Assignee pursuant to this Agreement) and has not granted to any person or entity any right (by way of option, warrant or otherwise) to acquire any Assigned Debentures. The Assignor is not restricted in any way from assigning the Assigned Debentures to the Assignee hereunder, and the Assigned Debentures are not subject to any agreement that may prohibit or limit the Assignee’s ability to sell, assign or convert the Assigned Debentures or sell or assign the underlying Common Shares. The Assignor agrees to fully defend, protect, indemnify and save harmless the Assignee and its lawful successors and assigns from any and all adverse claims that may be made by a party against Assignor’s ownership of the Assigned Debentures or the underlying Common Shares.

b) Convertible Debentures. The Assignor acquired the Convertible Debentures from the Issuer pursuant to the Financing Documents. The Assignor has no obligations or liabilities of any kind remaining due to the Issuer related to or with respect to the Assigned Debentures or which may act as an offset or setoff against all rights being acquired by the Assignee in connection with the Assignment and the Assigned Debentures, or act as a defense by the Issuer to the enforcement of all rights held by the

Assignee in the Assigned Debentures. The Assignee is not assuming any obligations or liabilities of the Assignor whatsoever and, in that regard, the Assignee shall not be liable or obligated to perform any of the Assignor’s past agreements, if any, of any nature, which are or may be owed by the Assignor to the Issuer. The Conversion Price of the Assigned Debentures is set forth in Section 4(b) of the Convertible Debentures, and that pursuant to an adjustment pursuant to the terms of the Convertible Debentures, the Fixed Conversion Price was reduced to $0.75.

c) Payment for the Assigned Debentures. The Assignor acquired the Assigned Debentures pursuant to the Financing Documents. Pursuant to the Financing Documents, the Assigned Debentures were fully paid for in cash on the dates set out in Exhibit “A”. Attached as Exhibit “B” hereto are true and correct proofs of payment under each of the Assigned Debentures. The Assignor shall provide the Assignee with copies of all the Financing Document and shall send the original Assigned Debentures to the Issuer for re-issuance to the Assignee.

d) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by Assignor of the transactions contemplated herby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Assignor or any of Assignor’s properties or assets, the violation of which would have a material adverse effect upon Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any Convertible Debentures, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignor is a party or by which Assignor or any of Assignor’s properties or assets may be bound which would have a material adverse effect upon Assignor.

e) Non-affiliate. The Assignor is not an “affiliate” of the Issuer as of the date hereof, and has not been an “affiliate” of the Issuer for the 90 days immediately preceding the date hereof. During such 90- day period, no “affiliate” of the Assignor (including, without limitation, any officer, director, investment adviser, or shareholder of 10% of more of the shares of the Issuer’s common stock) has served as an “affiliate” of the Issuer. For purposes hereof, the term “affiliate” shall have the meaning ascribed under Rule 144.

f) Non Shell Company. The Assignor has made inquiry of the Issuer or its counsel and has been advised that the Issuer is not, and has never been, a shell issuer as described in paragraph (i)(1) of Rule 144, and the Assignor is aware of no circumstances indicating that Assignor is an underwriter with respect to the Assigned Debentures described herein, or that the assignment of Assigned Debentures to Assignee us part of a distribution of securities of the Issuer.

g) Lock Up. The Assignor agrees that beginning on the date hereof and expiring on the close of business on February 21, 2016, neither it, nor any of its affiliates will convert, assign, or transfer any convertible debentures issued by the Issuer into shares of common stock. In connection with the foregoing, the Assignor shall enter into a formal lock up agreement in a form satisfactory to the Assignee. The Assignor shall not make any changes to the lock up agreement without the consent of the Assignee. The Assignor represents to the Assignee that as of the date hereof, the Assignor holds no more than 2 million Common Shares of the Issuer. Notwithstanding the foregoing, in the event that the Assignor has not by the close of business on January 25, 2016 assigned the August Debenture to the Assignee, or an affiliate thereof, then the restrictions set forth in this Section 6(g) shall be lifted.

7. Exemption for Resale under Securities Act. With a view towards qualifying the Assignment of the Convertible Debentures to the Assignee as a resale exempt from registration under Section 4(a)(7) of the Securities Act, the parties hereby represent and agree as follows:

a) The Assignee is an accredited investor (as defined in Regulation D of the Securities Act );

b) The Assignee is not accepting such Assignment as a result of any advertisement, article, notice or other communication regarding the Assigned Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement;

c) The Issuer is a reporting company;

d) The Assignment is not by the Issuer or a subsidiary of the Issuer;

e) Neither the Assignor nor any person being paid in connection with the Assignment is a bad actor, as described in Regulation D;

f) The Issuer is neither in bankruptcy or receivership, nor is it a blank check, blind pool or shell company;

g) The transaction does not involve an unsold allotment to, or participation by, a broker or dealer as an underwriter or a redistribution; and

h) The Convertible Debentures have been outstanding for at least 90 days prior to the Assignment.

8. Governing Law: Submissions to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTURED IN ACCORDANCE WITH THE LAWS OF NEW JERSEY, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OR FEDERAL COURTS OF UNION COUNTY, NEW JERSEY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9. Amendments. No provision hereof may be waived or modified other than by an instrument in writing signed by the party against whom enforcement is sought.

10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11. Joint Construction. The parties hereto agree that this Agreement shall be deemed to have been drafted jointly by the parties hereto, and no construction shall be made against either party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

REDWOOD MANAGEMENT, LLC

By:	/s/ Gary Rogers
Name:	Gary Rogers
Title:	Manager

REDWOOD FUND II LLC

By:	/s/ Gary Rogers
Name:	Gary Rogers
Title:	Manager

REDWOOD FUND III LTD

By:	/s/ Gary Rogers
Name:	Gary Rogers
Title:	Manager

ASSIGNEE:

HUDSON STREET, LLC.

By:	/s/ Mark Angelo
Name:	Mark Angelo
Title:

The Issuer hereby acknowledges this Agreement and the Assignment of the Assigned Debentures by the Assignor to the Assignee, and the Issuer shall register the Assignment in the name of the Assignee on its books and records. The Issuer hereby irrevocably instructs its transfer agent (and any successor transfer agent) to register the Assignment in the name of the Assignee as set forth herein. The Issuer further agrees and confirms that all statements as to the principal amount of the Assigned Debentures, the receipt of payment for the Assigned Debentures, and the Issuer’s relationship with the Assignor are true and correct.

Acknowledged and Agreed as of the date first set forth above.

MEDBOX, INC.

By:	/s/ Jeffrey Goh
Name:	Jeffrey Goh
Title:	Chief Executive Officer and President